Citizens Financial Corporation
Analysis of “Going Private”

What is meant by “going private”
■   Reducing the number of shareholders of
     record below 300
■  Terminates reporting obligations with the
     SEC

■  Terminates requirements of Sarbanes-Oxley

Advantages of Going Private
■ Substantial expense savings

● Audit
● Legal
● Shareholder communications
● Listing fee and stock transfer
● D&O insurance and fees
■ Substantial time savings

■ Liquidity for small shareholders

Disadvantages of Going Private
■ Loss of NASDAQ listing

■ Loss of SEC and SOX protections

■ Reduced information

■ Reduced ability to issue new shares

■ Reduced ability to use stock for
 acquisitions

Why Now?
■ SOX 404 expenses

●  Need to be in position to make
    management certification by year end 2007
●  Auditor opinion at year end 2008

Annual Expense Savings
 Audit fees (including annual SOX 404 opinion)
$300,000

 Legal fees
60,000

 Shareholder communications
16,000

 NASDAQ listing fee and stock transfer costs
37,000

 D&O insurance and fees
74,000

      Total hard costs
$487,000

 Internal personnel expense
65,000

      Total annual savings
$552,000

One-Time Expense Savings
SOX consulting (hard dollars)	$132,000
Internal personnel expense	40,000
Total one-time savings	$172,000

Shareholder Profile (4/16/07)
Shares	Holders	%	Total Shares	%
0 – 99	1,540	68%	63,666	4%
100 - 199	451	20%	52,355	3%
200 – 299	150	7%	31,662	2%
300 – 399	36	2%	11,352	1%
400 – 499	18	1%	7,451	0%
500+	85	4%	1,421,525	90%
Total	2,280		1,588,011

Going Private Transactions
■ Voluntary
• Tender offer
■ Involuntary
• Reclassification
• Cash-out merger
• Reverse stock split

Tender Offer
■ Advantages
•  Voluntary termination of interest
■ Disadvantages
•  No assurance of getting below 300
   shareholders
•  Larger shareholders could tender, so
   the cash cost could be much greater

Reclassification
■ Advantages
•  No cash involved
•  Shareholders maintain an interest
■ Disadvantages
•  Unlikely to work with CFC’s number of
   shareholders
•  Involuntary

Cash-out Merger
■ Advantages
•  Guarantees reducing shareholders
    under the 300 limit
■ Disadvantages
•  Force out
•  More complicated and costly to effect

Reverse Stock Split
■ Advantages
•  Guarantees reducing shareholders
 under the 300 limit
•  Relatively simple transaction
■ Disadvantages
•  Force out

Legal Cost Comparison
	#	% Legal <$50,001	% Legal >$50,000
Tender offer	6	100%	0%
Reclassification	18	44%	56%
Merger	36	39%	61%
Reverse split	25	64%	36%

Reverse Stock Split - Key
 Decisions
■ Ratio
■ Fair value for fractional shares
■ Procedural fairness
■ Financing
■ Attorney
■ Stock transfer

Ratio
Ratio	Resulting # of Shareholders	Fractional Shares
200	290	143,467
225	171	167,992
250	164	165,017
275	147	178,042
300	140	177,967

Fair Value for Fractional Shares
■ Market
■ Book value
■ Liquidation value
■ Earnings comparison
■ Discounted cash flow

Market Information
■  NASDAQ market has been principal
 outlet for a shareholder to sell
■  Per NASDAQ, 315,499 shares traded in
 12 months ended 5/31/07
■  Closing price on 5/31/07: $6.40
■  1 mo avg close as of 5/31/07: $5.94
■  2 mo avg close as of 5/31/07: $5.85
■  3 mo avg close as of 5/31/07: $5.90

Market Information (cont.)
■  52 wk high/low reported by NASDAQ:
 High - $6.84  Low - $4.20
■  CFC purchases during 2006:
• Q1: 7,157 for average of $6.62
• Q2: 6,000 for average of $6.54
• Q3: 25,104 for average of $6.13
• Q4: 45,356 for average of $6.06
• Price range: High - $6.67  Low - $5.01

Market Information (cont.)
■  Market to book value analysis
 performed 5/31/07:
•  Population:  Public life companies with
 market cap <$200 million - 8 co.s
•  Excluded high and low and averaged
 remaining 6 - average was 78%
•  78% of CFC’s 3/31/07 book value =
 $7.16
•  $7.16 is 12% premium over market

Book Value Information
■ CFC book value at 3/31/07: $9.18

Earnings Information
■ EPS last 5 years:
• 2002:  ($1.50)
• 2003:  $.42
• 2004:  $.15
• 2005:  $.08
• 2006:  ($.51)

Procedural Fairness
■ Items to discuss include:
•   Fairness opinion
•   Independence of Board
•   Representative or advisor retained on
    behalf of the unaffiliated shareholders
•   Independent committee
•   Approval of a majority of the
 unaffiliated shareholders
•   Counsel for unaffiliated shareholders

Procedural Fairness (cont.)
■ Actions available to shareholders
• Purchase stock needed to “round up”
• Dissenters’ rights

Financing
■ Source of funds
■ Amount
■ Terms

Other Items
■ Attorney
■ Stock transfer
■ Disclosure